Exhibit 99.1

Hewlett-Packard Company
3000 Hanover Street, ms 1025
Palo Alto, CA 94304
www.hp.com

To:	Carly Fiorina	Date:	February 8, 2005

From:	Board of Directors	Subject:	Benefits Summary Upon Termination

Employee #
Birth date:	9/6/1954	Age:	50 years 5 months
Hire Date:	7/17/1999	Years of Service:	5 years 7 months
Termination Date:	2/8/2005
Annual Salary:

$1,400,000

Annual Bonus at Target:

$4,200,000 (300%)

As a condition of the termination of your employment, the following terms will apply:

•       Termination Date: 2/8/2005

•       Severance Agreement: We will honor all the terms of the HP severance policy.

•       Severance Payment: A severance payment equal to 2.5 times your base pay and bonus at target less such tax as the company is obliged to deduct.  This amount will be paid six months from the termination date in one lump sum with interest based on the January 2005 annual short term Applicable Federal Rate (AFR) of 2.78%:

•       $14,000,000 [2.5 x ($1,400,000 + $4,200,000)] - on August 9, 2005 (or as soon as practical)

•       Release and Waiver of Claims:  As a condition to receiving these payments, you must sign a general waiver and release agreement in the attached form.

•       Equity:

•       Stock Options: Upon termination, all your non-qualified options (6,065,852 shares) will be fully vested.  You will have the lesser of the expiration date or up to one year from your termination date to exercise the options.

•       Long Term Performance Cash:  You will receive a payout of the first year’s Long Term Performance Cash at Target and the subsequent year’s Long Term Performance Cash will be pro-rated at Target less applicable tax withholding based on the number of whole months of active service during the performance period.  These amounts will be paid in one lump sum on February 18, 2005 or as soon as administratively practical.

•       2003 LTPC at Target = $5,880,000

•       2004 LTPC pro-rated =  9/36 of $6,010,800 = $1,502,700

•       Benefits: You will receive a payout of any accrued retirement benefits that are applicable, this includes: tax and US Pension Benefits.  Please note that you may be able to rollover some of the retirement pay outs into a qualified account to preserve favorable tax treatment.  In addition, you will receive a cash payment of the balance of your unused vacation time.

•       Health:  You are eligible to participate in HP’s continued Group Medical through COBRA for up to 18 months.

•       Computer/Technical Support:  You may retain all your home computer equipment.  Your HP email and phone number will remain active for three months following termination.  Technical support will be available two days per week during this three month period.  HP will provide continued support for transition phone services for three months.

•       Administrative Support:  HP will provide access to administrative support for six months after termination.

•       Financial/Legal/Career Fees:  A lump sum payment of $50,000 for any financial counseling, legal fees and career counseling will be paid on February 18, 2005 or as soon as administratively practical.

•       Security:  HP will pay reasonable costs for your home security through February 8, 2006.

•       Transportation:  The Company provided automobile must be returned upon termination.  The use of the Corporate Aircraft will also cease upon termination.

Carly, the above details the essential terms of the agreement between you and HP concerning termination of employment.  There will be no other payments to you other than those specified above.

Carly, please sign below to indicate your agreement with the terms and conditions set forth in this document.

Hewlett-Packard Company

/s/ Carly Fiorina		/s/ Lawrence T. Babbio, Jr.
Carly Fiorina		By: Lawrence T. Babbio, Jr.
Board of Directors

Date:	February 10, 2005	Date:	February 10, 2005

GENERAL WAIVER AND RELEASE AGREEMENT

1.             I understand that my employment with Hewlett-Packard Company (HP) will end 2/8/2005 and that I will be paid severance and other benefits as set forth in the attached Benefits Summary Upon Termination (Summary) only if I sign and do not revoke this General Waiver and Release Agreement (“Agreement”).  I understand and agree that the terms of the Summary are incorporated by reference in this Agreement and are intended to supercede and extinguish any other obligation HP may have to pay me severance or other benefits upon termination, including but not limited to any agreements or understandings, whether oral or written, made at any time prior to the date of this Agreement.

2.             In exchange for HP’s payment of these severance and other benefits, I completely release and forever discharge HP, its past, present and future successors, officers, directors, agents, and employees, from all claims, damages (including but not limited to general, special, punitive, liquidated and compensatory damages) and causes of action of every kind, nature and character, known or unknown, in law or equity, fixed or contingent, which I may now have, or I ever had arising from or in any way connected with my employment relationship or the termination of my employment with HP. This release includes, but is not limited to, all “wrongful discharge” claims, all claims relating to any contracts of employment express or implied, any covenant of good faith and fair dealing express or implied, any tort of any nature, any federal, state, or municipal statute or ordinance, any claims for employment discrimination, including sexual harassment, any claims under the California Fair Employment and Housing Act, the California Labor Code, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Sarbanes-Oxley Act, 42 U.S.C. Section 1981, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act (ERISA) and any other laws and regulations relating to employment, and any and all claims for attorney’s fees and costs. I understand that this release does not apply to any claims arising under the ADEA after the effective date of this Agreement. This release of extends to individual employees of HP whether or not acting within the course and scope of their employment.  This release does not extend to any existing right of indemnification I may have or any right I may have to director and officer liability insurance coverage (under existing or replacement policies), or as a director at HP or a fiduciary of any benefit plan, in either case that arise from my actions within the course and scope of my employment for HP.

3.             I agree to return to HP all HP computers, peripherals, supplies, equipment, confidential and proprietary information and other property, except that I may retain (a) my address book (in paper and electronic versions) and (b) my home computer equipment as provided under “Computer Equipment” in the attached Benefits Summary upon Termination. I understand and agree that, as an express condition of receiving severance and other benefits, I will not disclose to others, or take or use for my own purposes or for the purposes of others, any Information owned or controlled by HP or any of its subsidiary or affiliated companies. I agree that these restrictions shall also apply to all (i) Information in HP’s possession belonging to third parties, and (ii) Information conceived, originated, discovered or developed, in whole or in part, by me while an employee of HP.  As used herein, “Information” includes trade secrets and other confidential or proprietary business, technical, personnel or financial information, whether or not my work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes. Any Information that is not readily available to the public shall be considered to be a trade secret and confidential property, even if it is not specifically marked as such, unless HP advises me otherwise in writing. This paragraph shall not apply to any Information which becomes publicly available through no fault of my own, which HP in writing authorizes me to use or disclose, or which I disclose in truthful testimony in a legal proceeding or government inquiry (other than proceedings or inquiries initiated by me).  Notwithstanding the preceding portion of this paragraph 3, I will be given access during standard business hours to minutes and supporting materials with regard to director meetings to the extent I in good faith believe that I need access to them in connection with a lawsuit against me or a governmental investigation involving me.

In addition, I agree to abide by the terms of any confidentiality and/or proprietary information agreement that I have entered into with HP, the terms of which shall continue in full force and effect notwithstanding this Agreement.

4.             If I am a California resident, I expressly waive Section 1542 of the California Civil Code, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor.”

If I am a resident of another state, I agree to waive the benefits of any statute similar in terms and effect to this provision.

5.             I have not relied on any representations or statements not set forth in this Agreement with regard to the subject matter, basis or effect of this Agreement or otherwise. This Agreement may only be amended in writing, signed by me and HP’s General Counsel.

6.             I understand that if I am aged 40 or older I have 21 days from the date I receive this Agreement to consider and sign this Agreement. If I am under age 40, I understand that I have 10 days from the date I receive this Agreement to consider and sign it. I also understand that if I am age 40 or older, I have seven days to revoke this Agreement after I sign it, and if I am under age 40, I have three days to revoke it. I understand that any such revocation must be in writing and must be received by HP’s General Counsel no later than the last day of the applicable revocation period. The effective date of this Agreement is the day after the revocation period ends, I understand that I will not receive the benefits and privileges of this Agreement, which include consideration to which I am not otherwise entitled, until the effective date.

7.             I understand that any taxes (other than the employer-mandated portion of FICA and FUTA) which may become due as a result of any payment or transaction contemplated by this Agreement including the attached Summary are my sole responsibility, and I further agree to hold HP harmless on account thereof.  In addition, I agree that taxes which are due but unpaid may be setoff against any sums due under this Agreement to the maximum extent allowed by law.

8.             This Agreement sets forth the entire agreement between me and HP concerning the termination of my employment and supercedes any other written or oral promises concerning the subject matter of this Agreement.  Notwithstanding the preceding sentence, I understand that the terms of any confidentiality and/or proprietary information agreement that I have entered into with HP shall survive this Agreement, and that except as provided in this Agreement, my stock options shall be governed by any stock option agreements that I have signed, as well as HP’s stock option plans.

I HAVE BEEN ADVISED TO DISCUSS ALL ASPECTS OF THIS AGREEMENT WITH AN ATTORNEY AND OTHER ADVISORS OF MY CHOICE. I HAVE CAREFULLY READ AND FULLY UNDERSTAND ALL THE PROVISIONS OF THIS AGREEMENT AND I VOLUNTARILY AGREE TO IT.

/s/ Carly Fiorina
Carly Fiorina

Date:	February 10, 2005